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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
Security Capital Atlantic Incorporated:

  We consent to the use of our report included herein dated January 29, 1997, except as to Note 13, which is as of March 10, 1997, relating to the balance sheets of Security Capital Pacific Trust as of December 31, 1996 and 1995, the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule as of December 31, 1996, and to the reference to our firm under the heading "Independent Public Accountants and Experts" in this Amendment No. 2 on Form S-11 to registration statement on Form S-4 of Security Capital Group Incorporated which includes a prospectus related to Security Capital Group Incorporated and a proxy statement related to Security Capital Atlantic Incorporated.

                                          KPMG Peat Marwick LLP

Chicago, Illinois

July 23, 1997